UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 9, 2015

PRA Health Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36732 (Commission File Number)	46-3640387 (IRS Employer Identification No.)

4130 ParkLake Avenue, Suite 400
Raleigh, NC	27612
(Address of Principal Executive Offices)	(Zip Code)

(919) 786-8200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2015, the Board of Directors (the “Board”) of PRA Health Sciences, Inc. (the “Company”) determined to increase the size of the Board to seven members and elected Linda S. Grais, M.D. as an independent Class II director of the Company, effective October 9, 2015, to fill a vacancy. Dr. Grais has also been appointed to the Board’s Audit Committee.  The Company expects Dr. Grais to stand for election at the annual meeting of shareholders in June 2016.

Dr. Grais has served as a member of the board of directors of Ocera Therapeutics, Inc. since January 2008 and as President and Chief Executive Officer of Ocera Therapeutics, Inc. since June 2012.  Prior to her employment by Ocera, Dr. Grais served as a managing member at InterWest Partners, a venture capital firm from May 2005 until February 2011.  From July 1998 to July 2003, Dr. Grais was a founder and executive vice president of SGX Pharmaceuticals Inc., a drug discovery company focusing on new treatments for cancer.  Prior to that, she was a corporate attorney at Wilson Sonsini Goodrich & Rosati, where she practiced in such areas as venture financings, public offerings and strategic partnerships.  Before practicing law, Dr. Grais worked as an assistant clinical professor of Internal Medicine and Critical Care at the University of California, San Francisco.  Dr. Grais received a B.A. from Yale University, an M.D. from Yale Medical School and a J.D. from Stanford Law School. She currently serves on the board of directors of Arca Biopharma, Inc. and sits on its compensation and nominating and governance committees.

Dr. Grais’s compensation for her services as a director will be consistent with that of the Company’s other non-employee directors, except that her compensation will be prorated to reflect the portion of the year remaining. Accordingly, she will receive the pro rata portion of the annual board member retainer for service on the Board (currently $45,000 per year) and the pro rata portion of the annual committee member retainer for service on the Board’s Audit Committee (currently $20,000 per year). Dr. Grais will also receive the Company’s annual board member equity award of restricted stock (currently based on a grant date fair value of $100,000 per year).

Other than the standard compensation arrangements described above, there are no arrangements or understandings between Dr. Grais and any other person pursuant to which she was elected as a director. Dr. Grais is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company to announce the election of Dr. Grais as a director is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.  The exhibit listed on the Exhibit Index accompanying this Form 8-K is filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA HEALTH SCIENCES, INC.

Date: October 13, 2015	By:	/s/ Linda Baddour
	Name:	Linda Baddour
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1                        Press release dated October 13, 2015.